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                                                                   EXHIBIT 10.29
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1957E

                         DEFERRED COMPENSATION AGREEMENT

      AGREEMENT dated as of August 8, 1990, between BIOPURE Corporation, a Delaware corporation (the "Company"), and Carl W. Rausch, an individual residing at 1416 Mystic Valley Parkway, Medford, MA 02155 (the "Executive").

      WHEREAS, the Executive is Chairman of the Board and Chief Executive Officer of the Company and has performed valuable services for the Company as such, for which the Company desires to pay the Executive incentive compensation additional to all compensation previously agreed upon; and

      WHEREAS, the Executive agrees to defer receipt of such incentive compensation for a period of up to five years from the date of this Agreement;

      NOW THEREFORE, in consideration of the premises and the covenants, promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

      1. Compensation. The Company hereby agrees to pay to the Executive as incentive compensation in respect of services performed by the Executive for the Company as Chairman of the Board and Chief Executive Officer of the Company, in addition to all other compensation which it has agreed to pay to the Executive heretofore, an amount of $700,000.00 (the "Compensation").

      2. Deferment. The Compensation, plus interest thereon at the Prescribed Rate (as defined below), shall be payable by the Company to the Executive in a lump sum on the earlier to occur of (a) the date 30 days following the death or termination, whether voluntary or involuntary, for cause or without cause, for any reason, including but not limited to disability or retirement, of the Executive's employment relationship with the Company, or (b) August 8, 1995.

      3. Prescribed Rate. The "Prescribed Rate" shall be, for each full or partial calendar year during which interest shall accrue hereunder, the rate per annum equal to the rate of interest announced by Bank of New England N.A. as its base rate (the "Base Rate") as in effect on January 1 of such calendar year (in the case of the 1990 calendar year, as in effect on August 8, 1990). Notwithstanding the previous sentence, if Bank of New England N.A. shall announce, at any time during any such calendar year, a Base Rate that is more than 2% higher or lower than the Base Rate in effect on January 1 of such year (or August 8, for 1990), the Prescribed Rate shall be, for the remainder of such calendar year, the Base Rate as announced from time to time during the remainder of such calendar year.

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      4. Amendment. This Agreement may be amended only by a written instrument executed and delivered by the Company and the Purchaser.

      5. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

      6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of the parties hereto, as an instrument under seal, as of the date first above written.


                                          BIOPURE CORPORATION


                                          By: /s/ Brian Lajoie
                                             -----------------------------
                                             Title: Vice President-Finance


                                          /s/ Carl W. Rausch
                                          --------------------------------
                                              Carl W. Rausch

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               AMENDMENT NO. 1 TO DEFERRED COMPENSATION AGREEMENT

            This Amendment dated as of December 12, 1995 is between Biopure Corporation, a Delaware corporation (the "Company") and Carl W. Rausch, an individual residing at 124 Sagamore Avenue, Medford, MA 02155 (the "Executive").

                                    RECITALS

            The Executive is Chairman of the Board and Chief Executive Officer of the Company. The Executive and the Company entered into a Deferred Compensation Agreement dated as of August 8, 1990 (the "Original Agreement"), pursuant to which an amount of $700,000 was deferred. It was understood at the time the Original Agreement was executed and delivered that the deferment date of August 8, 1995 set forth in Section 2 of the original Agreement was subject to the timely payment by the Executive of a promissory note to the Company in the principal amount of [$700,000] (together with interest, the "Obligation"). The Original Agreement was deficient in not containing this qualification. The Obligation has not been paid, and the Company has amended the promissory note evidencing the Obligation to provide for a maturity date of July 31, 2000.

            NOW, THEREFORE, in consideration of the premises and the covenants, promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

            1. The Original Agreement is hereby amended so that Section 2 thereof shall read in its entirety as follows:

                  "2. Deferment. The Compensation, plus interest thereon at the Prescribed Rate (as defined below), shall be payable by the Company to the Executive in a lump sum on the earlier to occur of (a) the date 30 days following the death or termination, whether voluntary or involuntary, for cause or without cause, for any reason, including but not limited to disability or retirement, of the Executive's employment relationship with the Company, or (b) July 31, 2000, provided that prior to or simultaneously with payment hereunder to the Executive, the Executive shall have paid the Obligation in full."

            IN WITNESS WHEREOF, this Amendment has been executed by or on behalf of the parties hereto, as an instrument under seal, as of the date first above written.


                                          BIOPURE CORPORATION


                                          By: /s/ Brian Lajoie
                                             -----------------------------


                                          /s/ Carl W. Rausch
                                          --------------------------------
                                              Carl W. Rausch